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                                                                  EXHIBIT 10.7.1
                         [LETTERHEAD OF CLEARCOMMERCE]


December 31, 1998

Mr. Bruce Shirey
Vice President- InternetSolutions
Card Services International
4227 Sunrise Blvd, Suite 200
Fair Oaks, CA 95628

Subject: License Agreement Addendum A- Extension of exclusivity and additional product purchases

Dear Bruce:

During our meeting of December 15-16/th/ and conference call today, we discussed CSI's desire for [*]. The following are the terms and scope of what was agreed upon, with this document becoming an addendum to the above agreements between CSI and ClearCommerce upon your signature below.

In addition, for an order placed by Dec. 31, 1998 for [*], CCC has agreed to the following:

  . CSI has the right to order additional SSL API or CyberPoint (Virtual LinkPoint) [*]. Based on [*] licenses this could result in savings to CSI of [*].

  .  [*]

  .  [*]

[*]

The following supercedes Section 17 of the License and Service Agreement:

[*]

     A.  CSI and CCC agree that [*] does Include:

         [*]


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                            [LOGO OF CLEARCOMMERCE]


     B.  CSI and CCC agree that [*] does not Include:

         [*]

         [*]

CCC may include the CyberPoint product and new enhancements in bids to ClearCommerce prospective customers during the exclusivity period with CSI's prior written approval to each specific prospect. Any derivative thereof, and/or any new functionality can only be interfaced to a CCC Hosting Engine, and must include a per copy license fee paid to CCC as referenced in this CSI/CCC agreement.

License Purchases
-----------------

On Page 5 of the License Agreement, the second page of the Product and Pricing Schedule, add the following paragraph to the Payment Terms section:

"CyberPoint, HTML Wrapper, and Storefront SSL API licenses: CSI will purchase additional [*]

Contract Terms
--------------

The terms and conditions of this letter are hereby incorporated into the License and Service Agreement and Its attachments ("License Agreement"), executed June 30, 1998, and become an addendum to the License Agreement ("Addendum A"). The terms of the License Agreement hereby apply to this Addendum A upon execution by CSI. Any terms specified herein that Conflict with the terms of the License Agreement shall supersede the terms in the License Agreement, including the attachments. This Addendum A only applies to those products specified herein and to the extent noted.

This proposal for Addendum A by ClearCommerce is valid until December 31, 1998 and must be executed by CSI by that date. CSI's signature below will represent CSI acceptance of these terms and order for the [*] SSL API, CyberPoint (Virtual LinkPoint) licenses.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Execution of this contract addendum by the parties signifies the agreement of the parties to the terms set forth herein with an execution of the last signature below.

ClearCommerce Corporation               Cardservice International
-------------------------               -------------------------

BY: /s/ [ILLEGIBLE]                     BY: /s/ Caesar Bergen
    ----------------------------            ----------------------------

PRINTED NAME: [ILLEGIBLE]               PRINTED NAME: Caesar Bergen
              ------------------                      ------------------

TITLE: Vice President, CFO              TITLE: Senior Vice President
       -------------------------               -------------------------

DATE: 12/31/98                          DATE: 12.31.98
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